QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statement on Form S-8 to be filed on November    , 2007 pertaining to the Steel Dynamics, Inc. 2006 Equity Incentive Plan, the Steel Dynamics, Inc. Amended and Restated 1996 Incentive Stock Plan, and the Steel Dynamics, Inc. Non-Employee Director Stock Option Plan, of our reports dated February 20, 2007, with respect to the consolidated financial statements of Steel Dynamics, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2006, Steel Dynamics, Inc. management's assessment of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Steel Dynamics, Inc., filed with the Securities and Exchange Commission on February 26, 2007.

/s/ Ernst & Young LLP
Fort Wayne, Indiana

November 7, 2007

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM